Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-192880 and 333-194697

PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated March 25, 2014)

BioLife Solutions, Inc.

A Minimum of 1,395,350 Units
A Maximum of 3,604,651 Units
Each Unit Consisting of
One Share of Common Stock and
One Warrant to Purchase One Share of Common Stock

The prospectus supplement modifies and supplements the prospectus of BioLife Solutions, Inc. dated March 20, 2014, which relates to the offer, issuance and sale of  up to 3,604,651 units, with each unit consisting of one share of common stock, $0.001 par value and one common stock warrant, and up to 3,604,651 shares of common stock upon exercise of the warrants at an exercise price of $4.75, subject to adjustment.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, including any amendments or supplements thereto.  This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement includes the attached Current Reports on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2014 and on March 25, 2014, respectively.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is March 25, 2014.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2014
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2014, BioLife Solutions, Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”).  Pursuant to the terms of the Agency Agreement, the Company has agreed to sell, through the Placement Agent, up to 3,604,651 units (the “Units”) at an offering price of $4.30 per Unit (the “Unit Offering”). Each Unit consists of one share of the Company’s common stock, $0.001 par value and one common stock warrant (the “Warrants”).

Each whole Warrant entitles the purchaser to purchase one share of our common stock at a price equal to $4.75 per share at any time for up to seven years after the date of the closing of this Unit Offering.  The exercise price of the Warrants is subject to adjustment in the case of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.  Subject to certain limitations, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially hold in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.  The foregoing is only a brief description of the material terms of the Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of Warrant that is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Unit Offering, the Company has entered into a definitive Securities Purchase Agreement, dated March 20, 2014 (the “Purchase Agreement”), with certain investors identified by the Placement Agent providing for the sale to the investors of  3,588,878 Units for gross proceeds of approximately $15.4 million.  The closing of the Unit Offering is expected to occur on or about March 25, 2014, subject to the satisfaction or waiver of closing conditions, including, without limitation, the sale of the Minimum Amount and our common stock having been approved for listing on the Nasdaq Capital Market.   The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Purchase Agreement.  The foregoing is only a brief description of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Form of Securities Purchase Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. The Unit Offering will terminate if the closing does not occur by March 31, 2014.

Pursuant to the Agency Agreement, the Placement Agent will act on a reasonable best efforts basis with a minimum offering amount of 1,395,350 Units and minimum gross proceeds of $6,000,005 (the “Minimum Amount”) and a maximum offering amount of 3,604,651 Units.  No closing will occur unless the Minimum Amount has been subscribed and out common stock has been approved for listing on the Nasdaq Capital Market.  The Company has agreed to pay the Placement Agent, assuming it closes on the Minimum Amount, a cash fee equal to: (i) 7% of the gross proceeds received by the Company from the sale of the Units at the closing on amounts from $1 up to $5,000,000, (ii) 8% of the gross proceeds received by the Company on amounts from $5,000,000 up to $10,000,000 and (iii) 8.5% on the incremental amounts sold above $10,000,000. Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company has also agreed to reimburse the Placement Agent’s expenses equal to 1% of the aggregate gross proceeds raised in the Unit Offering.  The Company has agreed to indemnify the Placement Agent against certain liabilities.  The Company may also be required to contribute to payments the Placement Agent may be required to make in respect of such liabilities.  The Agency Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Agency Agreement.  The foregoing is only a brief description of the material terms of the Agency Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Placement Agency Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Units are being offered by the Company pursuant to an effective registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission on December 16, 2013 and declared effective on March 19, 2014 (File No. 333-192880), and a related registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This current report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

2

ITEM 3.02.                      UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

As previously disclosed, on December 16, 2013, we entered into a note conversion agreement with each of Thomas Girschweiler, an affiliate and former director of the Company, and Walter Villiger, an affiliate of the Company (the “Note Conversion Agreements”). The noteholders held, as of December 31, 2013, an aggregate of $14.1 million, including $10.6 million principal amount of outstanding promissory notes and approximately $3.5 million of accrued and unpaid interest under secured convertible multi-draw term loan facility agreements entered into with each of the noteholders on January 11, 2008, which we refer to as the facility agreements. Pursuant to the Note Conversion Agreements, the noteholders agreed to convert on a private placement basis the outstanding indebtedness, including accrued interest thereon in connection with and on substantially similar terms as the Company’s next “Qualified Financing”, which was defined as the “next offer and sale its equity for cash, provided that a Qualified Financing shall not include any issuance of securities of the Company pursuant to compensatory arrangements.”  On February 11, 2014, Mr. Girschweiler and Mr. Villiger assigned their respective rights and obligations under the promissory notes, the facility agreements and the Note Conversion Agreements to entities wholly-owned and controlled by the noteholders, namely WAVI Holding AG in the case of Mr. Villiger and Taurus4757 GmbH in the case of Mr. Girschweiler (the “Amendments”). The foregoing description of the Note Conversion Agreements and Amendments is not complete and is qualified in its entirety by reference to the full and complete terms of the Note Conversion Agreements, which were attached to the Current Report on Form 8-K filed December 16, 2013 as Exhibit 10.1 and Exhibit 10.2, and the Amendments, which were attached to the Current Report on Form 8-K filed February 12, 2014 as Exhibit 10.1 and Exhibit 10.2.

If the Unit Offering closes, the indebtedness under the facility agreements, including accrued interest thereon through the closing date, will be converted on a private placement basis into units having substantially similar terms as the Unit Offering, concurrently with the Unit Offering closing.   The noteholders would also release all security and the facility agreements would be terminated.  If the Unit Offering closes on the terms described in this Current Report on Form 8-K, WAVI Holding AG will be issued approximately 1,777,211 units in exchange for the conversion of approximately $5.7 million principal amount of outstanding promissory note and $2.0 million of interest accrued thereon, and Taurus 4757 GmbH will be issued approximately 1,544,194 units in exchange for the conversion of approximately $4.9 million principal amount of outstanding promissory note and $1.7 million of interest accrued thereon.  The warrants issued to the note holders will not include any beneficial ownership limitation.

The units and underlying securities being issued to the noteholders have not and will not be registered pursuant to the Securities Act of 1933, as amended.  Such securities will be issued to the noteholders, each of whom is a non-U.S. person, in an offshore transaction relying on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

ITEM 7.01.                      REGULATION FD DISCLOSURE

On March 20, 2014, the Company issued a press release announcing the pricing of the Unit Offering described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

3

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit #                      Description

4.1	Form of Warrant

10.1	Placement Agent Agreement, dated March 20, 2014, BioLife Solutions, Inc. and Ladenburg Thalmann & Co. Inc.

10.2	Form of Securities Purchase Agreement

99.1	Press Release of BioLife Solutions, Inc. dated March 20, 2014.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 20, 2014

BIOLIFE SOLUTIONS, INC.

By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer

5

Exhibit 4.1

EXHIBIT A

COMMON STOCK PURCHASE WARRANT

 BIOLIFE SOLUTIONS, INC.

Warrant Shares: _______                                                                           Initial Exercise Date: _______, 2014

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the seven (7) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from BioLife Solutions, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated March 20, 2014, among the Company and the purchasers signatory thereto.

Section 2.                      Exercise.

a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before 11:59 p.m. (NY Time) on the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $4.75, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

1

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants (as defined in the Purchase Agreement) then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i.  Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), and, within three (3) Trading Days of the delivery to the Company of the properly completed and executed Notice of Exercise, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below.   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (less the amount of any liquidated damages actually paid in respect of such anticipated exercise pursuant to Section 2(d)(i) above), and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

2

v. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.                      Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3

b) Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction (meaning (x) all outstanding shares of Common Stock prior to the Fundamental Transaction are converted into or  exchanged or tendered for cash or (y) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions for all cash consideration) or (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

4

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                      Transfer of Warrant.

a) Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                      Miscellaneous.

a) No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

5

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

6

g) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment.  The provisions of this Warrant and all of the other Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Persons holding Warrants representing not less than a majority of the Common Stock obtainable upon exercise of all such Warrants then outstanding; provided, that the number of Warrant Shares subject to this Warrant, the Exercise Price, the Initial Exercise Date and the Termination Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Holder. Any such amendment shall apply to all Warrants and be binding upon all registered holders of such Warrants whether or not they have consented (except only for those amendments that, pursuant the preceding sentence, require the written consent of the Holder).

m) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

7

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BIOLIFE SOLUTIONS, INC.

By:	/s/
Name:
Title:

8

NOTICE OF EXERCISE

TO:           BIOLIFE SOLUTIONS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall be made (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

9

EXHIBIT B

ASSIGNMENT FORM

 (To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, [       ] all of or [                ] the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Name: ______________________ Holder’s Signature: Name and Title of Signatory (if Holder an entity): ______________________________
Holder’s Address:

10

Exhibit 10.1
PLACEMENT AGENCY AGREEMENT

March 20, 2014
Ladenburg Thalmann & Co. Inc.
4400 Biscayne Blvd
14th Floor
Miami, Florida 33137

Ladies and Gentlemen:

Introduction.  Subject to the terms and conditions herein (this “Agreement”), BioLife Solutions, Inc., a Delaware corporation (the “Company”), hereby agrees to sell registered securities of the Company (the “Offering”) consisting of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the "Common Stock”), and common stock purchase warrants (the “Warrants” and, together with the Shares, the “Units”,  and the Units together with the Common Stock underlying the Warrants, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Ladenburg Thalmann & Co. Inc., as placement agent (“Ladenburg” or the “Placement Agent”).   The Placement Agent will act on a reasonable best efforts basis with a minimum offering amount of 1,395,350 Units and minimum gross proceeds of $6.0 million (the “Minimum Amount”) and a maximum offering amount of 3,604,651 Units, with maximum gross proceeds of $15.5 million, and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering.  No Closing will occur unless the Minimum Amount has been subscribed.  Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing.  The Placement Agent shall act solely as the Company’s agent and not as principal.  The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Units and the Company shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part.  Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Units shall be made at one closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”).  The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

Each party agrees that it will not use any free writing prospectus, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Compensation.  As compensation for services rendered, on the Closing Date, if any, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to: (i) 7% of the gross proceeds received by the Company from the sale of the Securities at the Closing on amounts from $1 up to $5,000,000, (ii) 8% of the gross proceeds received by the Company on amounts from $5,000,000 up to $10,000,000 and (iii) 8.5% on the incremental amounts sold above $10,000,000.

(ii) [Reserved]

(iii) Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse Ladenburg’s expenses equal to 1% of the aggregate gross proceeds raised in the Offering (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).  Such reimbursement shall be payable immediately upon (but only in the event of) a Closing of the Offering.

(b) The term of the Placement Agent's exclusive engagement will be until the earlier of (i) March 31, 2014 or (ii) completion of the Offering (the “Exclusive Term”).   Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement.  Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

Section 2. Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date, as follows:

(a) Securities Law Filings.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. 333-192880) under the Securities Act, which became effective on March 19, 2014 and March 20, 2014 (with respect to the Rule 462(b) Registration Statement (as defined below)), for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form S-1 under the Securities Act.  The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, and including the related registration statement filed pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act, the “Rule 462(b) Registration Statement” (Registration File No. 333-194697),  is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and 424(b) (including the Preliminary Prospectus as so amended or supplemented) is hereinafter called the “Final Prospectus.”  No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

(b) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, as of the date thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Final Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Preliminary Prospectus and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus  or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c) The Company is not eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act.

(d) The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus and the Final Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Placement Agent acknowledges that all such materials as exist on the date of this Agreement are available on EDGAR. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Offering other than the Preliminary Prospectus the Final Prospectus, the Registration Statement and any other materials permitted by the Securities Act.

(e) Subsidiaries.  All of the direct and indirect subsidiaries of the Company, if any (the “Subsidiaries”), are set forth in the Preliminary Prospectus.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, if any, free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in this Agreement shall be disregarded.

(f) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the transactions contemplated under the Registration Statement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(g) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Statement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and under the Registration Statement have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below).  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2

(h) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Registration Statement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(i) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Registration Statement, other than: (i) the filing with the Commission of the Final Prospectus, (ii) application(s) to the Nasdaq Capital Market for the listing of the Company’s shares of Common Stock for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(j) Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the Final Prospectus and the applicable transaction documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The shares underlying the Warrants (the “Warrant Shares”), when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Registration Statement. The issuance by the Company of the Securities has been registered under the Securities Act and all of the Securities are freely transferable and tradable by the Investors without restriction, subject to any restrictions imposed by Rule 144 under the Securities Act on Investors that are current or former Affiliates of the Company.  The Securities will be issued pursuant to the Registration Statement.  The "Plan of Distribution" section under the Registration Statement permits the issuance and sale of the Securities hereunder.  Upon receipt of the Securities, the Investors will have good and marketable title to such Securities.  The Shares issuable on Closing will be freely tradable (subject to any restrictions imposed by Rule 144 under the Securities Act on Investors that are current or former Affiliates of the Company) on the Trading Market (as defined in  the Purchase Agreement (as defined in Section 5(j) below)).

(k) Capitalization.  The capitalization of the Company is as set forth on Schedule 2(k).  Except as set forth on Schedule 2(k), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s equity compensation plans, the issuance of shares of Common Stock to employees pursuant to the Company’s equity compensation plans and pursuant to the conversion and/or exercise of securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time any Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as provided in Schedule 2(k), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Registration Statement.  Except as a result of the purchase and sale of the Securities and except as set forth on Schedule 2(k), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as provided in Schedule 2(k), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(l) SEC Reports; Financial Statements.  Except as set forth on Schedule 2(l), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since March 1, 2013 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Final Prospectus and the Registration Statement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3

(m) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by the Registration Statement or disclosed in the Registration Statement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(n) Litigation.  Except as provided in Schedule 2(n), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Registration Statement or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(o) Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4

(q) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(r) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(s) Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not have or reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v) Sarbanes-Oxley; Internal Accounting Controls.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) Certain Fees.  Except as set forth in the Registration Statement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Registration Statement.  The Investors shall have no obligation on account of the Company with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Registration Statement.

5

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(y) Registration Rights.  Except as set forth on Schedule 2(y), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(z) Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any “Trading Market” (as defined in  the Purchase Agreement (as defined in Section 5(j) below)) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(aa) Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement and the transactions contemplated pursuant to the Registration Statement, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(bb) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Registration Statement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement.   The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(cc) No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(dd) Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable  and employee bonuses incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ee) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

6

(ff) Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg) Accountants.  The Company’s accounting firm is set forth in the Preliminary Prospectus.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(hh) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the  Placement Agent in connection with the placement of the Securities.

(ii) Office of Foreign Assets Control.  Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(kk) Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Certificates.  Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

7

(nn) Reliance.  The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(oo)  Forward-Looking Statements.   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Preliminary Prospectus or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq) FINRA Affiliations.  There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

Section 3. Delivery and Payment.  The Closing shall occur at the offices of the Placement Agent (or at such other place as shall be agreed upon by the Placement Agent and the Company).  Subject to the terms and conditions hereof, at the Closing payment of the purchase price for the Securities sold on the Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the Closing Date.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent.   All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company.  The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters.  The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus or any amended Prospectus has been filed and will furnish the Placement Agent with copies thereof.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering.  The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Final Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or any amendment or supplement thereto or any order preventing or suspending the use of the Final Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance.  The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Registration Statement.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities.  The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

8

(c) Amendments and Supplements and Other Matters.  The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Registration Statement, the Preliminary Prospectus and Final Prospectus.  If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Final Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Final Prospectus, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or Final Prospectus that is necessary in order to make the statements in the Registration Statement and Final Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or Final Prospectus, as so amended or supplemented, will comply with law.  Before amending the Registration Statement or Final Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment and will not file any such amendment to which the Placement Agent reasonably objects.

(d) Copies of any Amendments and Supplements to a Prospectus.  The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the Final Prospectus and any amendments and supplements thereto as the Placement Agent may reasonably request.

(e) Transfer Agent.  The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(f) Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(g) Additional Documents.  The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors reasonably request to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent, the Investors and the Company.  The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(h) No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(i) Acknowledgment.  The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent's prior written consent.

Section 5. Conditions of the Obligations of the Placement Agent.  The obligations of the Placement Agent hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter.  On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Peterson Sullivan LLP (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent.  The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Registration Statement or the Final Prospectus, which, in the Placement Agent's sole judgment, is material and adverse and that makes it, in the Placement Agent's sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Final Prospectus.

9

(b) Compliance with Registration Requirements; No Stop Order; No Objection from  FINRA.  The Final Prospectus (in accordance with Rules 430A and 424(b)) shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Final Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings.  All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and Final Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent's sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e) Opinion of Counsel for the Company.  The Placement Agent shall have received on the Closing Date the favorable opinion of legal counsel to the Company, dated as of the Closing Date, including, without limitation, a negative assurance letter, addressed to the Placement Agent in form and substance satisfactory to the Placement Agent.

(f) Officers’ Certificate.  The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, Final Prospectus and this Agreement and to the further effect that:

(i) To their knowledge, the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date (except that any such representation or warranty that addresses matters only as of a particular date shall remain true and correct in all material respects as of such date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Final Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and Final Prospectus, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and  Final Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the SEC Reports which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Final Prospectus, there has not been:  (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary, except as contemplated by the Final Prospectus; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

10

(g) Escrow Agreement.  The Company and the Placement Agent shall have entered into the escrow agreement with Signature Bank, a New York State chartered bank (the “Escrow Agent”), in the form attached hereto as Exhibit B.  The Placement Agent and the Company shall instruct the investors to deliver to the Escrow Agent by wire transfer to Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576 (Swift Code: SIGNUS33) for credit to BioLife Solutions, Inc., Signature Bank as Escrow Agent, Account No. ________, in each case, with the name and address of the individual or entity making payment.  The funds shall be deposited into a non interest-bearing account at Signature Bank entitled “BioLife Solutions, Inc., Signature Bank as Escrow Agent” (the “Escrow Account”).  Upon the receipt of proceeds equal to at least the Minimum Amount, the Company and the Placement Agent shall jointly authorize the disbursement of the funds from the escrow account. The Company shall pay the reasonable fees of the Escrow Agent.

(h) Bring-down Comfort Letter.  On the Closing Date, the Placement Agent shall have received from Peterson Sullivan LLP, or such other independent registered public accounting firm of the Company, a letter dated as of the Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i) Stock Exchange Listing.  The Common Stock shall be registered under the Exchange Act and shall be listed on the principal Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the principal Trading Market, nor shall the Company have received any information suggesting that the Commission or the principal Trading Market is contemplating terminating such registration or listing.

(j) Lock-up Agreements/Note Conversions.   On or before the Closing Date, the Placement Agent shall have received lock-up agreements, in the form attached hereto as Exhibit A, from each officer and director of the Company and its Subsidiaries, and the individuals and entities listed on Schedule A hereto.  Further, on or before the Closing Date, the Company shall deliver written confirmation to the Placement Agent that the issuances of Common Stock pursuant to the Note Conversion Agreements (as defined in the securities purchase agreement to be entered into between the Company and the Investors (the “Purchase Agreement”)) shall occur contemporaneous with the Closing.

(k) Additional Documents.  On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(l) Nasdaq Listing.   On or before the Closing Date, the Common Stock shall have been approved for listing on the Nasdaq Capital Market.

(m) Minimum Amount.   There shall be subscription amounts for the purchase of the Securities equal to at least the Minimum Amount.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation:  (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Final Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Placement Agent's participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Securities on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7. Indemnification and Contribution.  The Company agrees to indemnify the Placement Agent in accordance with the provisions of Schedule B hereto, which is incorporated by reference herein and made a part hereof.

Section 8. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities to be sold in the proposed Offering and any termination of this Agreement.  A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

11

Section 9. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attn: General Counsel, Facsimile: 305.572.4220.

If to the Company:

BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, WA 98021

Facsimile: (425) 402-1433
Attention:  Chief Financial Officer

With a copy to:

Dorsey & Whitney LLP
701 5th Avenue, Suite 6100
Seattle, WA 98104
Facsimile: (206) 903-8820
Attention:  Christopher L. Doerksen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

12

Section 12. Governing Law Provisions.  This Agreement shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.  Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding.  Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the wilful misconduct or gross negligence of such individuals or entities.  If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13. General Provisions.

(a)           This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including the Offering and any exercises of the Warrants.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.  Notwithstanding anything herein to the contrary, the Investment Banking Agreement, dated November 19, 2013, as amended, by and between the parties hereto shall continue to be effective and the terms therein, including but not limited to Sections 4(b) and 5 with respect to any future offerings, shall continue to survive and be enforceable by the Placement Agent, in accordance with its terms.

(b)           The Company acknowledges that in connection with the Offering: (i) the Placement Agent has acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities

[The remainder of this page has been intentionally left blank.]

13

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BIOLIFE SOLUTIONS, INC.

By: /s/ Daphne Taylor
Name: Daphne Taylor
Title: Chief Financial Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

LADENBURG THALMANN & CO. INC.

By: /s/ Nicholas Stergis
Name: Nicholas Stergis
Title: Managing Director -- Investment Banking

14

SCHEDULE A – LOCK-UP PARTIES

●	Each director and executive officer of the Company

●	Walter Villiger

●	Thomas Girschweiler

SCHEDULE B – INDEMNIFICATION

The Company hereby agrees to indemnify and hold Ladenburg, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, "Losses") arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement or (ii) any activities or services performed hereunder by Ladenburg, unless it is finally judicially determined in a court of competent jurisdiction that such Losses were the primary and direct result of the intentional misconduct or gross negligence of Ladenburg in performing the services hereunder.

If Ladenburg receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Schedule B, Ladenburg shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a "Claim Notice").  Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Ladenburg of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from Ladenburg with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below.  Ladenburg shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith.  Ladenburg shall have the right to employ its own counsel in any such action, which shall be at the Company's expense if (i) the Company and Ladenburg shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to Ladenburg in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and Ladenburg and representation of the Company and Ladenburg by the same counsel or experts would, in the reasonable opinion of Ladenburg, be inappropriate due to actual or potential differing interests between the Company and Ladenburg.  The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Ladenburg, which consent shall not be delayed and which shall not be required if Ladenburg is granted a release in connection therewith.   The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by Ladenburg, to promptly reimburse Ladenburg for, or pay, any fees, expenses or disbursements as to which Ladenburg has been indemnified herein with such reimbursement to be made currently as any such fees, expenses or disbursements are incurred by Ladenburg. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by Ladenburg shall be repaid by Ladenburg in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against Ladenburg based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).
If for any reason the foregoing indemnification is unavailable or is insufficient to hold Ladenburg harmless, the Company agrees to contribute the amount paid or payable by Ladenburg in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and Ladenburg, on the other hand, but also the relative fault of the Company and Ladenburg as well as any relevant equitable considerations.  In no event shall Ladenburg contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of Ladenburg and each person, if any, who controls Ladenburg (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Ladenburg with respect to matters of indemnification by the Company hereunder.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

March __, 2014

Ladenburg Thalmann & Co. Inc.

Re:
Placement Agency Agreement, dated as of March 20, 2014 (the “Placement Agency Agreement”), between BioLife Solutions, Inc., a Delaware corporation (the “Company”) and Ladenburg Thalmann & Co., Inc. (the “Placement Agent”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Placement Agency Agreement.  Pursuant to the Placement Agency Agreement and in satisfaction of a condition of the Company’s obligations under the Placement Agency Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until the earlier of (i) the six month anniversary of the Closing Date or (ii) the Trading Day following the date that the VWAP exceeds $10.75 (subject to adjustment for forward and reverse stock splits and the like that occur after the Closing Date) for a period of 20 consecutive Trading Days (which period shall have commenced after the Closing Date) (such period, the “Restriction Period”), the undersigned will not offer, sell,  contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”).  For purposes of this Letter Agreement, “VWAP” means the volume weighted average sales price of one share of Common Stock on the principal trading market for the Common Stock.  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  In order to enforce this covenant, the undersigned agrees and consents to the entry of irrevocable stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities that are held of record or in certificated form except in compliance with the foregoing restrictions, and by its signature below, the Company acknowledges and agrees it has so instructed its transfer agent.

Notwithstanding the foregoing, the undersigned shall be permitted to transfer Securities held by it during the Restriction Period to an entity that is an Affiliate of the undersigned, provided that such entity agrees to be bound in writing by the restrictions set forth herein during the Restriction Period and evidence of such agreement is delivered to the Placement Agent contemporaneous with any such transfer.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Placement Agent and each Investor to complete the transactions contemplated by the Placement Agency Agreement and that each Investor and the Placement Agent (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Placement Agency Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent and the undersigned.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby waives any right to a trial by jury.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and the Placement Agent and that the Placement Agent is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.  This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Placement Agent and each Investor.

*** SIGNATURE PAGE FOLLOWS***

_________________________
Signature

__________________________
Print Name

__________________________
Position in Company

Address for Notice:
__________________________

__________________________

__________________________

Number of shares of Common Stock

_____________________________________________________________________________
Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

BIOLIFE SOLUTIONS, INC.

By: _________________________________
Name:
Title:

EXHIBIT B

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this 20th day of March 2014 by and among BioLife Solutions, Inc., a Delaware corporation (the “Company”), having an address at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, Ladenburg Thalmann & Co. Inc., a Delaware corporation (the “Placement Agent”), having an address at 4400 Biscayne Blvd, 14th Floor, Miami, Florida 33137 and SIGNATURE BANK (the “Escrow Agent”), a New York State chartered bank, having an office at 261 Madison Avenue, New York, New York 10016.  All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Purchase Agreement, dated as of March 20, 2014 as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company desires to sell (the “Offering”) not less than a minimum of 1,395,350 units (the “Units”) and raise gross proceeds of not less than $6,000,005.00 (the “Minimum Amount”) and sell up to a maximum of 3,604,651 of Units, with maximum gross proceeds of up to $15,500,000, at a per Unit price of $4.30, with each Unit consisting of (i) one share (“Share”) of common stock, $0.001 par value per share (“Common Stock”) and (ii) a warrant to purchase one Share at an exercise price of $4.75 per Share; and

WHEREAS, unless the Minimum Amount is sold by March 31, 2014 (the “Termination Date”), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering; and

WHEREAS, the Company and Placement Agent desire to establish an escrow account with the Escrow Agent into which the Company and Placement Agent shall instruct subscribers introduced to the Company by the Placement Agent (the “Subscribers”) to deliver funds by wire transfer to the order of “BioLife Solutions, Inc., Signature Bank as Escrow Agent” pursuant to the instructions herein and Escrow Agent is willing to accept said funds in accordance with the terms hereinafter set forth; and

WHEREAS, the Company, as issuer, and Placement Agent, as an introducing broker-dealer, each, severally and not jointly, represents and warrants to the Escrow Agent that it will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to sale of the Offering; and

WHEREAS, the Placement Agent represents and warrants to the Escrow Agent that it has performed due diligence on all Subscribers and complied with all applicable state and federal securities laws and regulations with respect to sale of the Offering; and

WHEREAS, the Company and Placement Agent each, severally and not jointly, represents and warrants to the Escrow Agent that it has not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and Placement Agent each, severally and not jointly, represents and warrants to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Funds.

(a) Placement Agent, either directly or through any selected-dealer that it engages in connection with the Offering, and the Company shall instruct Subscribers to deliver to Escrow Agent funds by wire transfer to Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576 (Swift Code: SIGNUS33) for credit to BioLife Solutions, Inc., Signature Bank as Escrow Agent, Account No. ________, in each case, with the name and address of the individual or entity making payment.  In the event that any Subscriber’s address is not provided to Escrow Agent by the Subscriber, then Placement Agent and/or the Company agree to promptly provide Escrow Agent with such information in writing.  The funds shall be deposited into a non interest-bearing account at Signature Bank entitled “BioLife Solutions, Inc., Signature Bank as Escrow Agent” (the “Escrow Account”).

(b)           The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)           The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account.

2.           Release of Escrow Funds.  The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)           In the event that the Company and Placement Agent advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or offset.

(b)           Provided that the Escrow Agent does not receive the Termination Notice in accordance with paragraph 2(a), and there is the Minimum Amount deposited into the Escrow Account, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A, attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the Company and Placement Agent, pay the Escrow Funds in accordance with such written instructions, which instructions shall be limited to payments to the Placement Agent and service providers in the Offering, payment to the Escrow Agent and payment of the balance of funds to the Company.  Such payment or payments shall be made by wire transfer on the same day as receipt of such written instructions or, if the day of receipt of such instructions is not a Business Day, on the first Business Day following the day of receipt of such instructions.  Such instructions must be received by the Escrow Agent no later than 3:00 p.m. (New York City time) on a Business Day for the Escrow Agent to process such instructions on that Business Day.

(c)           If by 3:00 p.m. (New York City time) on the Termination Date, the Escrow Agent has not received written instructions from the Company and Placement Agent regarding the disbursement of the Escrow Funds and the total amount of the Escrow Funds is less than the Minimum Amount, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or offset.  The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

(d)           The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(e)           If the Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately preceding that date. A “Business Day” is any day other than a Saturday, Sunday or a Bank holiday.

3.           Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)           The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Placement Agent or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of each individual authorized to act singly on behalf of the Company and Placement Agent are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Placement Agent may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)           The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)           Placement Agent and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)           In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e)           The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above.

4.           Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Placement Agent a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or Placement Agent, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The Company and Placement Agent agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and Placement Agent each consent to the Escrow Agent’s release of such Escrow Account information to any of the individuals designated by Company or Placement Agent, which designation has been signed in accordance with paragraph 3(a) by any of the persons in Schedule II.  Further, the Company and Placement Agent have an option to receive e-mail notification of incoming and outgoing wire transfers.  If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and Placement Agent each agree to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service.  The Company and Placement Agent each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es).  The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.           Resignation and Termination of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Placement Agent and the Company.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation signed by Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6.           Termination.  The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice.  In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Placement Agent fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7.                      Investment.  All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at Signature Bank.

8.                      Compensation.  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees.  Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission.  To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.  Escrow Agent shall be entitled to a fee of $1,000 in the event that this Agreement is amended for any reason in accordance with Section 10(d) other than an amendment that solely relates to the extension of the Termination Date.

9.                      Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Placement Agent:

Ladenburg Thalmann & Co. Inc.
4400 Biscayne Blvd.
14th Floor
Miami, Florida 33137
Attention: Nicholas Stergis
Email: nstergis@ladenburg.com

If to the Company:

BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
Attention: Daphne Taylor, Chief Financial Officer
Email: dtaylor@biolifesolutions.com

With a copy to:

Dorsey & Whitney LLP
701 5th Avenue, Suite 6100
Seattle, Washington 98104
Attention:  Christopher L. Doerksen
Email: doerksen.christopher@dorsey.com

If to Escrow Agent:

Signature Bank
261 Madison Avenue
New York, New York, 10016
Attention: Cliff Broder, Group Director and Senior Vice President
Fax: (646) 822-1359

10.                      General.

(a)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the state and federal courts sitting in the City of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.  Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b)           This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)           All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)           This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)           If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.                      Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

	BIOLIFE SOLUTIONS, INC.		LADENBURG THALMANN & CO. INC.

By:	/s/	By:	/s/
	Name:		Name:
	Title:		Title:

SIGNATURE BANK

By:           _____________________________
Name:
Title:

By:           _____________________________
Name:
Title:

Schedule I
OFFERING DOCUMENTS

Securities Purchase Agreement, dated as of March 20, 2014.

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Placement Agent.

BIOLIFE SOLUTIONS, INC.

Name	True Signature

Michael Rice

Daphne Taylor

LADENBURG THALMANN & CO. INC.

Name	True Signature

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date: _____________, 2014

Signature Bank
261 Madison Avenue,
New York, New York 10016
Attention: Cliff Broder, Group Director and Senior Vice President
Fax: (646) 822-1359

Dear Mr. Broder:

In accordance with the terms of paragraph 2(b) of the Escrow Deposit Agreement, dated as of _______ ___, 2014 by and between BioLife Solutions, Inc. (the "Company"), Signature Bank (the "Escrow Agent") and Ladenburg Thalmann & Co. Inc. ("Placement Agent"), the Company and Placement Agent hereby notify the Escrow Agent that the closing will be held on ______ ___, 2014 for gross proceeds of $__________________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

__________________________:	$

__________________________:	$

Ellenoff Grossman & Schole LLP:	$

Signature Bank (Escrow Fee):	$4,000

Very truly yours,

BIOLIFE SOLUTIONS, INC.

By: _____________
Name: __________
Title: ____________

LADENBURG THALMANN & CO. INC.

By: _____________
Name: ___________
Title: ____________

[Signature Page to BioLife Solutions, Inc. Escrow Release Notice]

Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 20, 2014, between BioLife Solutions, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1  Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

 “Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Dorsey & Whitney LLP, with offices located at 701 Fifth Avenue, Suite 6100, Seattle, WA 98104.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Escrow Agent” means Signature Bank, a New York State chartered bank, with offices at 261 Madison Avenue, New York, New York 10016.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any equity compensation plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, securities pursuant to existing contractual arrangements described on Schedule 3.1(g), other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such agreements and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) issuances of restricted securities to consultants pursuant to any consulting services agreement approved by a majority of the disinterested directors of the Company.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

 “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Note Conversion Agreements” means the note conversion agreements dated December 16, 2013 between the Company and each of Thomas Girschweiler and Walter Villiger, as assigned and amended through the date hereof.

“Per Unit Purchase Price” equals $4.30, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Placement Agent” means Ladenburg Thalmann & Co., Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement at the time the Registration Statement was declared effective.

“Prospectus Supplement” means the prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective registration statement with Commission file No. 333-192880 (and the related registration statement filed pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act, the “Rule 462(b) Registration Statement”) which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

 “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, but excludes the Warrant Shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Escrow Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219 and a facsimile number of 718.765.8713, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.11(b).

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be immediately exercisable and have a term of exercise equal to seven years, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

 2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly,  agree to purchase, up to an aggregate of $15,500,000 of units consisting of Shares and Warrants.  As described in the Registration Statement, the units will not be certificated and the Shares and Warrants will be immediately separable and issued separately as provided in Section 2.2 below.  Each Purchaser shall deliver to the Escrow Agent, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Shares and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

(iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares, with an exercise price equal to $4.75, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Closing Date); and

(v) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement.

2.3 Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement; provided, however, in no event will the failure of any Purchaser to deliver its deliverables pursuant to Section 2.2(b) prohibit the Company from delivering its deliverables pursuant to Section 2.2(a) to the Purchasers who have complied with Section 2.2(b);

(iv) the Common Stock shall have been approved for listing on the Nasdaq Capital Market; and

(v) the minimum aggregate number of units to be sold hereunder shall be 1,395,350 and the minimum aggregate Subscription Amount hereunder shall be $6,000,005.00.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Common Stock shall have been approved for listing on the Nasdaq Capital Market;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement to the Purchasers who have complied with Section 2.2(b);

(v) the minimum aggregate number of units to be sold hereunder shall be 1,395,350 and the minimum aggregate Subscription Amount hereunder shall be $6,000,005.00;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on March 19, 2014 and March 20, 2014 (with respect to the Rule 462(b) Registration Statement) (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b).  At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and, as supplemented with final pricing information for the transaction, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and, as supplemented with final pricing information for the transaction, at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as provided in Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s equity compensation plans, the issuance of shares of Common Stock to employees pursuant to the Company’s equity compensation plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as provided in Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements.  Except as provided in Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since March 1, 2013 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation.  Except as provided in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not have or reasonably be expected to not have a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in the amount set forth on Schedule 3.1(p).  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s) Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation on account of the Company with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights.  Except as set forth on Schedule 3.1(u), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v) Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(w) Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement.   The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z) Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb) Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(cc) Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(dd)  Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.13 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent.

(gg) Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company  or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ii) Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f) Certain Transactions.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received from the Company or any other Person representing the Company the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Warrant Shares.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.  If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).  The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2 Furnishing of Information.  Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:00 a.m. (New York City time) on the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company (except, in the case of the Company, for required SEC Reports with the same disclosure as was included in the initial Form 8-K described in the first sentence and the press release provided for in this Section 4.4), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder as described in the Prospectus.

4.8 Indemnification of Purchasers.   Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10 Listing of Common Stock. The Company hereby agrees to use its commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed (or a different Trading Market, provided such Trading Market is not the OTC Bulletin Board), and if required by the rules of its current Trading Market, concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company agrees to use its commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Subsequent Equity Sales.

(a) From the date hereof until 90 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

(b) From the date hereof until the earlier of (i) such time as no Purchaser holds any of the Warrants or (ii) the two year anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  For avoidance of doubt, no issuance by the Company or any of its Subsidiaries shall be deemed a Variable Rate Transaction solely by virtue of the fact that such issuance includes securities that contain standard price protection anti-dilution provisions (provided that any warrants that contain standard price protection anti-dilution provisions shall not include any related increase in the number of shares of Common Stock underlying the warrants in connection with any anti-dilution adjustment or any allocation of a value based on the Black Scholes Option Pricing Model to a warrant which is a part of a unit in connection with any anti-dilution adjustment).

(c) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance for purposes of this Section 4.11 other than (i) the issuances pursuant to the Note Conversion Agreements and (ii) the issuances pursuant to the master service agreement with LifeSci Advisors, LLC as described on Schedule 3.1(g).

4.12 Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Exercise Procedures.  The Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants (i) where required by the terms of the Warrants, on a cashless basis, and (ii) otherwise, for cash.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants.  The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before March 28, 2014; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for four years.

5.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS.  EGS does not represent any of the Purchasers and only represents the Placement Agent.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement (without duplication of any such provisions for adjustments in such events that are set forth in the Warrants).

5.21 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOLIFE SOLUTIONS, INC.
By:__________________________________________ Name: Title:
Address for Notice: 3303 Monte Villa Parkway, Suite 310 Bothell, WA 98021 Attention: Chief Financial Officer
Fax: (425) 402-1433

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP
701 5th Avenue, Suite 6100
Seattle, WA 98104
Attention: Christopher L. Doerksen
Fax: (206) 903-8820

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO BLFS SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Email Address of Authorized Signatory:_________________________________________
Facsimile Number of Authorized Signatory: __________________________________________
Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Units: _________________

EIN Number: _______________________

☐  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

Exhibit 99.1

BioLife Solutions Announces Pricing of $15.4 Million Public Offering

BOTHELL, WA — March 20, 2014 —BioLife Solutions, Inc. (OTCQB: BLFS) today announced the pricing of a public offering and the entry into definitive agreements with purchasers for the sale of approximately 3.6 million units for gross proceeds to the Company of approximately $15.4 million.  Each unit consists of one share of the Company’s common stock and one warrant, with each whole warrant exercisable for seven years to purchase one share of the Company’s common stock at an exercise price of $4.75 per share. The units are being offered at a price of $4.30 per unit.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), is the sole placement agent for the offering.  The Company intends to use the proceeds of the offering for general corporate purposes, including working capital.

The offering is being made only by means of a prospectus, copies of which may be obtained from Ladenburg Thalmann & Co. Inc., 570 Lexington Ave, 11th Floor, New York, New York 10022 or by email at prospectus@ladenburg.com.   Electronic copies of the prospectus are available on the Securities and Exchange Commission's Web site at www.sec.gov.

The offering is expected to close on or about March 25, 2014, subject to the satisfaction or waiver of closing conditions including, without limitation, the sale of the minimum offering amount of 1,395,350 units and minimum gross proceeds of $6,000,005, and the Company’s common stock having been approved for listing on the Nasdaq Capital Market. The Company expects to commence trading on the NASDAQ Capital Market on or about March 26, 2014. The units are being offered pursuant to an effective registration statement. This news release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions and high performance thermal packaging products for cells, tissues, and organs.

This press release contains forward-looking statements, including, but not limited to, statements concerning the terms, timing and completion of the public offering and the anticipated use of proceeds should such offering successfully complete. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the uncertainty of completing the offering on the terms set forth in this press release, or at all, and the factors described in our risk factors set forth in our Registration Statement on Form S-1, originally filed December 16, 2013 and declared effective March 19, 2014, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

# # # #

Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 25, 2014
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

 3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 3.02 and Item 8.01 of this current report on Form 8-K and Item 1.01 and Item 3.02 of our current report on Form 8-K filed March 20, 2014 is incorporated herein by reference.

ITEM 3.02.                      UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 and Item 3.02 of our current report on Form 8-K filed on March 20, 2014 is incorporated herein by reference.

Pursuant to previously disclosed note conversion agreements with WAVI Holding AG and Taurus4757 GmbH (the “Note Holders”), concurrently with the closing of the Company’s public offering of units, the Company converted approximately $14.3 million of indebtedness to the Note Holders into equity, issuing to the Note Holders an aggregate of 3,321,405 units having terms substantially similar to the public offering units (the “Note Conversion”).  In connection with the Note Conversion, the Company’s $14.3 million indebtedness to the Note Holders under the terms of the Company’s previously disclosed facility agreements was extinguished and the Note Holders agreed to release all security.

Each unit issued to the Note Holders consists of one share of our common stock and one warrant.  Each whole warrant is exercisable for a period of seven years to acquire one share of common stock at a price of $4.75 per share.  The exercise price of the warrants is subject to adjustment in the case of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.  The warrants do not include any beneficial ownership limitation.  The foregoing is only a brief description of the material terms of the warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of warrant that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The units, including the shares of common stock and warrants, issued to the Note Holders have not and will not be registered pursuant to the Securities Act of 1933, as amended.  Such securities have been issued to the Note Holders, each of whom is a non-U.S. person, in an offshore transaction relying on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

ITEM 8.01.                      OTHER EVENTS

On March 25, 2014, the Company issued a press release announcing the closing of its public offering of units and the Note Conversion described in Item 3.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit #                      Description

10.1	Form of Conversion Warrant

99.1	Press Release of BioLife Solutions, Inc. dated March 25, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: March 25, 2014	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer

3

Exhibit 10.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  THE TERMS “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT.  SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED, IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

 BIOLIFE SOLUTIONS, INC.

Warrant Shares: _______                                                                           Initial Exercise Date: _______, 2014

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the seven (7) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from BioLife Solutions, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1

Section 1.                      Definitions.  In this Warrant, the following terms have the meanings indicated below:

a) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close;

b) “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed;

c) “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock;

d) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

e) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

f) “Trading Day” means a day on which the principal Trading Market is open for trading;

g) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing); and

h) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2

Section 2.                      Exercise.

                     a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before 11:59 p.m. (NY Time) on the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed (together with, if applicable, a legal opinion of counsel satisfactory to the Company) facsimile copy of the Notice of Exercise in the form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $4.75, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

3

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the properly completed and executed Notice of Exercise (together with, if applicable, a legal opinion of counsel satisfactory to the Company) (such date, the “Warrant Share Delivery Date”), and, within three (3) Trading Days of the delivery to the Company of the properly completed and executed Notice of Exercise, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below.   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (less the amount of any liquidated damages actually paid in respect of such anticipated exercise pursuant to Section 2(d)(i) above), and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4

v. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly completed and executed by the Holder and the Company may require, as a condition thereto, evidence satisfactory to the Company that the assignment is in compliance with applicable securities laws and the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                      Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5

c) Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction (meaning (x) all outstanding shares of Common Stock prior to the Fundamental Transaction are converted into or  exchanged or tendered for cash or (y) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions for all cash consideration) or (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

6

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                      Transfer of Warrant.

a) Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly completed and executed by the Holder or its agent or attorney (together with evidence satisfactory to the Company that the assignment is registered under the U.S. Securities Act or exempt from such registration requirements) and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.  Notwithstanding the foregoing, the Holder and the Company agree that the Warrant and the securities issuable upon exercise hereof may be transferred only if the Holder has prior thereto provided to the Company written evidence satisfactory to the Company that the transfer is being made in compliance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act; and the Company shall refuse to register any transfer not made in accordance with the foregoing.  The Holder agrees not to engage in hedging transactions with regard to such securities unless in compliance with the U.S. Securities Act.

7

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                      Miscellaneous.

a) No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

8

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9

f) Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Assignment and Amendment of Note Conversion Agreement dated February 11, 2014 between, among other parties, the original Holder and the Company, or to such other address or addresses as any party may specify in writing to the other party hereto.

i) Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment.  The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Holder and the Company.

m) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

10

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BIOLIFE SOLUTIONS, INC.

By:
Name:
Title:

11

NOTICE OF EXERCISE

TO:           BIOLIFE SOLUTIONS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.  Payment shall be made in lawful money of the United States.

(2) The undersigned certifies that (check applicable box):

[  ] the undersigned is not a U.S. person, is not exercising this Warrant in the United States or for the account or benefit of a U.S. person and has no intention of offering or selling the Warrant Shares in the United States or to, or for the account or benefit of, a U.S. person.  The undersigned is acquiring the Warrant Shares solely for its own account, for investment purposes only, and will offer or sell the Warrant Shares only in accordance with the provisions of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act.  The undersigned will not engage in any hedging transactions involving the Warrant Shares unless conducted in compliance with the U.S. Securities Act.  The terms “United States” and “U.S. person” are as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); or

[ ]  the Warrant and the Warrant Shares have been registered under the U.S. Securities Act, or are exempt from registration thereunder, and the undersigned has delivered herewith a written opinion of counsel (which must be satisfactory to the Company) to such effect.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following address:

_______________________________

_______________________________

_______________________________

If the foregoing address is in the United States, and the undersigned has checked the first box under paragraph 2 above, the Company may require that the undersigned provide additional evidence that the securities are being issued in an “offshore transaction” as defined in Regulation S under the U.S. Securities Act.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

 EXHIBIT B

ASSIGNMENT FORM
 (To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, [       ] all of or [                ] the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	___________________________________________________________
(Please Print)

Address:	___________________________________________________________
(Please Print)
Dated: _______________ __, ______
Holder’s Name: ______________________
Holder’s Signature: ___________________
Name and Title of Signatory (if Holder an entity): ______________________________
Holder’s Address: ________________________________

NOTE: This Assignment Form must be accompanied by evidence, which must be satisfactory to the Company, that the proposed assignment is being made in compliance with Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act.

Exhibit 99.1

BioLife Solutions Closes $15.4 Million Public Offering and Converts $14.3 Million of Debt to Equity
Common Stock to Begin Trading on NASDAQ Capital Market®

BOTHELL, WA — March  25, 2014 —BioLife Solutions, Inc. (OTCQB: BLFS) today announced that is has closed a public offering of units for gross proceeds of approximately $15.4 million at a price of $4.30 per unit, completed the conversion of $14.3 million of debt into equity and received approval to list its common stock on the NASDAQ Capital Market.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), acted as the exclusive placement agent for the public offering of units.  Each unit consisted of one share of common stock and one warrant.  Each whole warrant is exercisable for a period of seven years to acquire one share of common stock for $4.75 per share.  Net proceeds from the offering are estimated at $13.6 million.  The Company intends to use the net proceeds of the offering for general corporate purposes, including working capital.

Concurrently with the close of the public offering, $14.3 million of secured debt held by two note holders was converted on a private placement basis into approximately 3.3 million units having terms substantially similar to the units issued in the public offering.  The Company’s directors, officers and note holders have executed lock-up agreements with a six-month term, subject to certain exceptions.

The Company has received approval to list its common stock on the NASDAQ Capital Market.  The Company expects that its common stock will commence trading on the NASDAQ Capital Market effective March 26, 2014.  The ticker symbol will remain unchanged at BLFS.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions and high performance thermal packaging products for cells, tissues, and organs.

This press release contains forward-looking statements, including, but not limited to, statements concerning our anticipated use of proceeds from the offering, the duration of the lock-up agreements, and anticipated trading on the NASDAQ Capital Market. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the broad discretion held by management over the use of proceeds of the offering, exceptions and potential waivers of the lockups, the significant discretion of NASDAQ Capital Market with respect to the listing of securities, and the factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Registration Statement on Form S-1, Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

# # # #

Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com